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                                                                    Exhibit 99.1



           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Financial Review and other sections of this Form 10-K contain forward-looking statements that are based on management's current expectations, estimates and projections. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of these words and similar expressions are intended to identify these forward-looking statements. Certain factors, including but not limited to those listed below, may cause actual results to differ materially from current expectations, estimates, projections and from past results.

     - Economic factors including changes in the rate of inflation, business conditions, interest rates, foreign currency exchange rates, and market value of Abbott's equity investments.

     - Competitive factors, including: (i) pricing pressures, both in the United States and abroad, primarily from managed care groups and government agencies, (ii) the development of new products by competitors having lower prices or superior performance or that are otherwise competitive with Abbott's current products, (iii) generic competition when Abbott's products lose their patent protection, (iv) technological advances and patents obtained by competitors and (v) problems with licensors, suppliers and distributors.

     - Difficulties and delays inherent in the development, manufacturing, marketing, or sale of products including: (i) efficacy or safety concerns, (ii) delays in the receipt of or the inability to obtain required approvals, (iii) the suspension or revocation of the authority necessary for manufacture, marketing, or sale, (iv) the imposition of additional or different regulatory requirements, such as those affecting labeling, (v) seizure or recall of products, (vi) the failure to obtain, the imposition of limitations on the use of, or the loss of patent and other intellectual property rights, and (vii) manufacturing or distribution problems.

     - Governmental action including: (i) new laws, regulations and judicial decisions related to health care availability, method of delivery and payment for health care products and services, (ii) changes in the Federal Food and Drug Administration and foreign regulatory approval processes that may delay or prevent the approval of new products and result in lost market opportunity, (iii) new laws, regulations and judicial decisions affecting pricing or marketing and (iv) changes in the tax laws relating to Abbott's operations.

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     -    Changes in accounting standards promulgated by the Financial
          Accounting Standards Board, the Securities and Exchange Commission or the American Institute of Certified Public Accountants.

     - Changes in costs or expenses, including variations resulting from changes in product mix, changes in tax rates both in the United States and abroad, the effects of acquisitions, dispositions or other events occurring in connection with evolving business strategies.

     - Costs or difficulties related to the integration of Abbott and the pharmaceutical business of BASF, which includes the global operations of Knoll, may be greater than expected.

     - Complying with the consent decree between Abbott and the United States Food and Drug Administration (this consent decree is described in the portion of this Form 10-K captioned "Regulation") and Abbott's ability to return diagnostic products to market successfully.

     - Legal difficulties, any of which could preclude commercialization of products or adversely affect profitability, including: claims asserting antitrust violations, claims asserting securities law violations, claims asserting violations of the Federal False Claims Act, Anti-Kickback Act, the Prescription Drug Marketing Act or other violations in connection with Medicare and/or Medicaid reimbursement, derivative actions, product liability claims, disputes over intellectual property rights (including patents) and environmental matters.

No assurance can be made that any expectation, estimate or projection contained in a forward-looking statement can be achieved. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.